                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               TELEVIDEO, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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

                                  TELEVIDEO, INC.

                                  2345 HARRIS WAY
                            SAN JOSE, CALIFORNIA 95131


                                                               March 17, 1998


TO THE STOCKHOLDERS OF TELEVIDEO, INC.

The Annual Meeting of Stockholders of TeleVideo, Inc. will be held at Sheraton San Jose Hotel 1801 Barber Lane, Milpitas, California, on Tuesday, April 21, 1998, at 9:30 a.m. California time.

The Annual Report for fiscal 1997 is enclosed herewith. At the stockholders' meeting, we will discuss in more detail the subjects covered in the Annual Report as well as other matters of interest to stockholders.

The enclosed proxy statement explains the items of business to come formally before the Annual Meeting. As a stockholder, it is in your best interest to express your views regarding these matters by signing and returning your proxy. This will ensure the voting of your shares if you do not attend the Annual Meeting.

Your vote is important regardless of the number of shares of the Company's Stock you own, and all stockholders are cordially invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, please mark, sign, date and mail the enclosed proxy promptly in the return envelope provided, which requires no postage if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

                                        Sincerely yours,


                                        Dr. K. Philip Hwang
                                        Chairman and Chief Executive Officer

                                 TELEVIDEO, INC.

                   2345 HARRIS WAY, SAN JOSE, CALIFORNIA 95131

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, APRIL 21, 1998

The Annual Meeting of Stockholders of TeleVideo, Inc., a Delaware corporation, (the "Company") will be held at Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California 95035, on Tuesday, April 21, 1998, at 9:30 a.m. California time, for the following purposes:

1. To elect four Directors to serve for the ensuing year and until their successors are elected.

2. To approve the amendment of the Company's Restated Certificate of Incorporation to effect a 1 for 4 reverse stock split of the Company's outstanding common stock.

3. To ratify the selection of Grant Thornton LLP as the independent public accountant of TeleVideo, Inc. for the 1998 fiscal year.

4. To transact such other business as may properly come before the meeting or any adjournment.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only stockholders of record at the close of business on March 16, 1998 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure representation at the meeting, however, you are urged to mark, sign, date and return the enclosed Proxy as soon as possible.

                                     By Order of the Board of Directors

                                     Ken Chong
                                     Vice President and Chief Financial Officer

San Jose, California
March 17, 1998

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, POSTAGE PREPAID, IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. YOUR GIVING OF SUCH PROXY DOES NOT PRECLUDE YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                  TELEVIDEO, INC.


                                PROXY STATEMENT FOR
                           ANNUAL MEETING OF STOCKHOLDERS
                                   APRIL 21, 1998


GENERAL

This Proxy Statement is furnished in connection with the solicitation of the enclosed proxy by the Board of Directors of TeleVideo, Inc, a Delaware corporation (the "Company"), for use at its Annual Meeting of Stockholders to be held on April 21, 1998, and at any adjournments or postponements of that meeting. All proxies will be voted in accordance with the instructions contained in the proxy, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Notice of Annual Meeting. The Annual Meeting will be held at Sheraton San Jose Hotel located at 1801 Barber Lane, Milpitas, California 95035, at 9:30 a.m. California time.

The Company's principal executive offices are located at 2345 Harris Way, San Jose, California 95131.

VOTING RIGHTS AND OUTSTANDING SHARES

The Board of Directors (the "Board") has fixed March 16, 1998, as the record date of determination of stockholders entitled to vote at the Annual Meeting (the "Record Date"). At the close of business on March 16, 1998, there were outstanding and entitled to vote 45,527,960 shares of Common Stock of the Company.

On each matter that may come before the Annual Meeting, each stockholder is entitled to one vote for each share of Common Stock.

Under California law, a corporation incorporated in a state other than California may nevertheless be treated for some purposes as though it is a California corporation, if certain conditions are satisfied that establish that the company has significant contacts with California. Those conditions relate to the amount of property, payroll, sales and stock ownership in California. As of the end of its last fiscal year, the Company met the applicable tests and therefore, is subject to certain provisions of the California Corporations Code. Among the California provisions application to the Company is the requirement that cumulative voting be available in the election of directors. Under cumulative voting rules, every stockholder voting in the election of directors may cumulative such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the stockholder's shares are entitled, or distribute the stockholder's votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more candidates than are provided for by the By-laws at the time of voting. However, no stockholder will be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and any stockholder has given notice, at the Annual Meeting and prior to the commencement of voting, of such stockholder's intention to cumulate votes. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. The Inspector will separately tabulate affirmative and negative votes, abstentions and broker-non-votes.

The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Annual Meeting. Abstentions and broker-non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders, and therefore will have the effect of a negative vote. Broker-non-votes are not counted for purposes of determining whether a proposal has been approved. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. A blank space is provided on the proxy card for stockholders to mark if they wish either to abstain on the proposal or to withhold authority to vote for one or more nominees for director. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the proposals described herein as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

REVOCABILITY OF PROXIES

At the Annual Meeting, valid proxies will be voted as specified by the stockholder. Any stockholder giving a proxy in the accompanying form retains the power to revoke it at any time prior to the exercise of the powers conferred in the proxy and may do so by taking any of the following actions:
(i) delivering written notice to the Secretary of the Company, (ii) delivering to the Secretary of the Company a duly executed proxy bearing a later date or (iii) personally attending the Annual Meeting and revoking the proxy. A stockholder's attendance at the Annual Meeting will not revoke the stockholder's proxy unless the stockholder affirmatively indicates at the Annual Meeting the intention to vote the stockholder's shares in person. If a stockholder's shares are held of record by a broker, bank or other nominee and such stockholder wishes to vote in person at the Annual Meeting, the stockholder must obtain from the record holder a proxy issued in the name of the stockholder.

SOLICITATION

The Company will bear the cost of solicitation of proxies. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and employees, without additional compensation, personally or by telephone or telegram. The Company has retained Beacon Hill Partners, Inc., 90 Broad Street, New York, NY 10004, to solicit proxies from brokers and nominees for a fee of $3,250, plus out-of-pocket expenses.

The Company intends to mail this Proxy Statement and proxy card on or about March 18, 1998 to stockholders of record as of the Record Date.

                                PROPOSAL NO. 1

                     MATTERS TO BE CONSIDERED AT ANNUAL MEETING
                               ELECTION OF DIRECTORS

The By-laws of the Company provide for three or more Directors, and the currently authorized number of Directors is four. Four Directors are to be elected at the meeting. Each Director to be elected will hold office until the next Annual Meeting of Stockholders and until his successor is elected, or until the death, resignation or removal of such Director.

Two of the four nominees are currently Directors of the Company: Dr. K. Philip Hwang, and Dr. Robert E. Larson, were re-elected to the Board by the stockholders at the last Annual Meeting. Two additional nominees are Mr. Phillip Annen and Mr. Woo K. Kim. Mr. Stephen S. Kahng, who currently serves as a director, is not standing for re-election at this Annual Meeting.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. In the event that any nominee is unable to serve as a Director at the time of the Annual Meeting, the proxies may be voted for such substitute nominee as the proxy holder may determine. Shares represented by the accompanying proxy will be voted for the election of the four nominees recommended by the Board, unless the proxy is marked in such a manner as to withhold authority to vote or as to vote for one or more alternate candidates. The proxies solicited by this Proxy Statement may not be voted for more than four nominees.

VOTING REQUIREMENTS

Directors are elected by a plurality of the votes present and in person or represented by proxy and entitled to vote on the proposal. Votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. A broker-non-vote will not be treated as entitled to vote on this matter.

The Board recommends a vote FOR the election of each of the nominees.

NOMINEES

The names of the nominees, and certain information about them, as of March 16, 1998, is set forth below:

                                                                        DIRECTOR
    NAME OF NOMINEE      AGE                  POSITION                   SINCE
    ---------------      ---                  --------                  --------
 Dr. K. Philip Hwang      62  Chairman and Chief Executive Officer        1976
                              TeleVideo, Inc.

 Mr. Woo K. Kim           46  President                                    --
                              Selam Inc.

 Mr. Phillip Annen        54  Director of Engineering                      --
                              TeleVideo, Inc.

 Dr. Robert E. Larson (1) 59  Chairman and Chief Executive Officer        1989
                              Expert-EASE Systems, Inc.

------------
 (1) Member of the Audit Committee

There is no family relationship between any Director or Executive Officer of the Company.

Dr. K. Philip Hwang is the founder of the Company and has been Chairman of the Board and Chief Executive Officer since October 1976. From August 1990 to April 1991, he served as the Acting Chief Financial Officer. Since 1992, Dr. Hwang has also served as Chairman of AdMOS (Advanced MOS Systems), an engineering firm specializing in ASIC chip design. AdMOS is a private corporation in which TeleVideo holds a 20% interest.

Mr. Phillip Annen has served as the Director of Engineering since August 1996. He was Manager of Engineering from April 1992 to July 1996. He joined TeleVideo in October 1989 as a Senior Engineer with primary responsibilities in the design and development of video display terminals.

Mr. Woo K. Kim has served as the president of Selam Inc. in San Jose, CA since August 1995. Prior to that, Mr. Kim was TeleVideo's Director of Engineering and Production from June 1994 to August 1995. Prior to that, he was Director of Engineering from November 1990 to May 1994. Mr. Kim joined the TeleVideo in 1990 as Senior Manager of Engineering.

Dr. Robert E. Larson joined the Company as a member of the Board of Directors effective December 1989. Since September 1983, he has served as General Partner of Woodside Fund, a venture capital fund, and since September 1985, he has been a member of the Board of Directors of Skye Investment Advisers, a registered investment adviser firm. Since 1973, Dr. Larson has been a Consulting Professor in the Engineering-Economic Systems Department at Stanford University.

RETIRING DIRECTOR

Mr. Stephen S. Kahng joined the Company as a member of the Board of Directors effective November 1994. Since November 1993, Mr. Kahng has been the President and Chief Executive Officer of Power Computing Corporation, Austin, Texas, a manufacturer of Power PC-based workstations. From December 1991 to November 1993, he served as the President of Up to Date Technology, Inc., a system design consulting company to the personal computer industry.

EXECUTIVE OFFICERS

The names of the Company's Executive Officers who are not Directors and certain information about each of them are as follows:

Mr. Ken Chong joined TeleVideo in January 1998 as Vice President Chief Financial Officer. Mr. Chong has more than 12 years of executive level experience at companies in a variety of industries. He is immediate past president of Enviroflex, Inc in Anaheim, CA. He was vice president and CFO of Binggrae Company Ltd., Korea from January 1994 to December 1996 and from April 1989 to December 1992, he was president of Union Foods of Costa Mesa, CA.

Mr. Anthony Thia is currently Vice President of Worldwide Sales. He joined TeleVideo in August 1996 as Vice President of Marketing and continued to perform those duties through February 1998. Prior to coming to TeleVideo, Mr. Thia was the Director of Marketing at ASI (Asia Source Inc.), a national PC distributor headquartered in Fremont, California, from August 1994 to August 1996. From 1990 to 1994, Mr. Thia was the Sales and Marketing Manager at ASI.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a class of the Company's equity securities registered under the Exchange Act, to file with the Commission reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of this information, including written representations that no other reports were required, the Company believes that during the fiscal year ended October 31, 1997, each of the Company's executive officers, directors and holders of ten percent or more of the Company's Common Stock timely filed all reports required to be filed pursuant to Section 16(a) of the Exchange Act except that Kristine Kim, a Director and Executive during fiscal 1997, inadvertently failed to file her Form 3 and Form 4s for September 1997 and October 1997. She had no holding to report on Form 3. Her September 1997 Form 4, if filed, would have reflected two option exercises on a single day and seven sales of the shares she acquired, all on the same day. Her October 1997 Form 4, if filed, would have reflected one option exercise and two subsequent sales on a single day of such shares. All of these transactions were reported on a Form 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of March 16, 1998: (i) all those known to the Company to be beneficial owners of more than five percent (5%) of its Common Stock; (ii) each Director and Director nominee of the Company; (iii) each person named in the Summary Compensation Table; and (iv) all Executive Officers and Directors of the Company as a group. The Company knows of no arrangements that will result in a change in control subsequent to the date hereof. Except as otherwise indicated, each person has sole investment and voting power with respect to the shares shown, subject to community property laws, where applicable.

 DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS          BENEFICIAL OWNERSHIP
 ----------------------------------------------         ----------------------
                                                                       PERCENT
 NAME                                                     SHARES       OF TOTAL
 ----                                                     ------       --------
 K. Philip Hwang                                        28,214,092(1)  61.97%(1)
 2345 Harris Way, San Jose, California 95131

 Phillip Annen                                              15,000(3)     (2)
 2345 Harris Way, San Jose, California 95131

 Stephen Kahng                                              50,000(4)     (2)
 2555 North IH-35, Round Rock, TX 78664

 Kristine Kim                                              100,000(5)     (2)
 2345 Harris Way, San Jose, CA 95131

 Mr. Woo K. Kim                                            100,000(6)     (2)
 1887 O'Toole Ave., Suite #C-103, San Jose, CA 95131

 Robert E. Larson                                          100,000(7)     (2)
 850 Woodside Drive, Woodside, California 94062

 All present Executive Officers and Directors as a
 Group (8 persons)                                      28,804,092(8)   63.3%

------------
(1) Includes an aggregate of 303,934 shares held in trust for Dr. Hwang's children, 90,000 shares held of record by the Kyupin Philip and C. Gemma Hwang Foundation, and the 27,820,158 shares held of record by Dr. Hwang and his spouse.

(2)  Represents less than one percent (1%).

(3) Includes 15,000 shares Mr. Annen may acquire within 60 days of the date of this table pursuant to the exercise of stock options.

(4) Includes 50,000 shares Mr. Kahng may acquire within 60 days of the date of this table pursuant to the exercise of stock options.

(5) Includes 100,000 shares Ms. K. Kim may acquire within 60 days of the date of this table pursuant to the exercise of stock options.

(6) Includes 100,000 shares Mr. W. Kim may acquire within 60 days of the date of this table pursuant to the exercise of stock options.

(7) Includes 150,000 shares Dr. Larson may acquire within 60 days of the date of this table pursuant to the exercise of stock options.

(8) Includes (i) 175,000 shares of Common Stock certain officers (not named in the table) may acquire within 60 days of the date of this table pursuant to the exercise of stock options, and (ii) the shares of Common Stock referred to in notes 1 to 7.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended October 31, 1997, the Board held five meetings. Each member of the Board attended all meetings held during the 1997 fiscal year.

The Company's Audit Committee, consisting of Dr. Larson and Mr. Kahng, who is not standing for re-election, met five times during fiscal 1997. This Committee reviews the independence of the Company's independent certified public accountants, recommends the engagement and discharge of independent accountants and reviews accounting policies, internal accounting controls and results of audit engagements. During fiscal 1997, neither the Board of Directors nor the Company's independent certified public accountants raised any issues with respect to matters that required formal review.

The Company does not have any executive, compensation, nominating or other committees.

COMPENSATION OF DIRECTORS

Directors who are employees of the Company are not separately compensated for their services as directors or as members of committees of the Board of Directors. During fiscal 1997, directors who were not employees of the Company received $500 for each board meeting attended and were reimbursed for reasonable travel and other expenses. No compensation is paid for attendance at meetings of committees of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended October 31, 1997, the Company did not have a Compensation Committee. The full Board of Directors serves the function of the Compensation Committee. None of the Board members or Executive Officers has, during fiscal 1997, served on the board of directors or compensation committee of any other entity, any of whose officers or directors served on the Board of Directors of the Company.

COMPENSATION COMMITTEE REPORT (1)

The Board of Directors as a whole serves the function of a Compensation Committee since the Company has no formal Compensation Committee. The Company's executive compensation philosophy is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that in large part reward individual contributions as well as including a component that recognizes overall corporate performance. In addition, long-term equity compensation is awarded to align the interests of management and stockholders. The Company provides Executive Officers (and key employees) of the Company with a substantial economic interest in the long-term appreciation of the Company's stock through the grant of stock options and participation in the Employee Stock Options Plan, subject to vesting restrictions.

To further these objectives, compensation program for Executive Officers generally consist of four components: (i) base cash salaries, (ii) management bonus plan, (iii) stock options, and (iv) employee retirement plan. Total compensation paid by the Company to its Executive Officers is designed to be competitive with the compensation packages paid to the management of comparable companies in the electronic manufacturing industry. The Board generally evaluates corporate and individual performance based on factors such as achieving profitability, increasing stockholders' value and continued growth. As a result, a significant component of the evaluation involves a subjective assessment of qualitative factors. Moreover, the Board does not base its considerations on any single performance factor, nor does it specifically assign relative weight to factors, but rather considers a mix of factors and evaluates the Company and individual performance against that mix.

Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1,000,000 of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1,000,000 may be deducted if it is "performance-based compensation" within the meaning of the Code. The statute containing this limitation and the applicable proposed Treasury regulations offer a number of

------------------
(1) This Report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the Board believes that at the present time it is quite unlikely that the compensation paid to any Named Executive Officer in a taxable year which is subject to the deduction limit will exceed $1,000,000. Therefore, the Board has not yet established a policy for determining which forms of incentive compensation awarded to its Named Executive Officers shall be designed to qualify as "performance-based compensation." The Board intends to continue to evaluate the effects of the statue and any final Treasury regulations and to comply with Code Section 162(m) in the future to the extent consistent with the best interests of the Company.

BASE SALARIES

The Board approves salary changes for Executive Officers in accordance with the salary administrative policy. Salary adjustments are generally made following the anniversary of the Executive Officer's start date with the Company. The salary administrative policy is a long-standing one that is periodically reviewed by the Board. The policy sets ranges for various positions, based on job evaluation and competitive salary data of other companies. Within the ranges, adjustments are recommended on the basis of position within the range, individual performance and an overall corporate merit salary percentage factor, which is established by the Board.

MANAGEMENT BONUS PLAN

In fiscal 1984, the Board adopted a Management Bonus Plan that provides for annual or semi-annual cash awards to officers and other key employees as determined annually by the Board (or by the standing Compensation Committee of the Board, if any) based on the achievement of corporate and individual goals set by the Board, as well as the financial condition and prospects for the Company. The plan provides that the maximum amount that may be awarded to any person is equal to 45% of such person's salary and the allocation of individual bonuses is determined by the person's position, individual performance within certain ranges, and the Company's performance. For fiscal year 1997, no cash was paid under this plan.

STOCK OPTIONS

Long-term equity incentives are granted to executive officers and other selected employees from time to time on a discretionary basis. All options granted to date have been for four year terms, with an exercise price equal to the Common Stock's market value on the date of grant, and generally become incrementally exercisable after one year of continued employment following the grant date. Options are granted based upon recommendations of management as to the grantees, number of options that should be granted and other terms.
 Options are granted to key employees, including the executive officers, based on current performance, anticipated future contribution based on the performance and ability to impact corporate and/or business results.

EMPLOYEE RETIREMENT PLAN

Effective January 1987, the Board adopted the TeleVideo, Inc. Employee Savings and Retirement Plan and Trust (the "401(k) Plan") pursuant to which employees may defer compensation for income tax purposes under Section 401(a) and 401(k) of the Code. All domestic employees of the Company, including officers, who have completed three months of service is eligible to participate in the 401(k) Plan.

The Plan provides that from time to time eligible employees may contribute to their account up to 15% of their cash compensation through payroll deductions, subject to statutory limitations. The Company may make a discretionary matching contribution equal to a specified percentage (determined annually by the Board, but not exceeding 25%) of the first four percent of the compensation contributed by the employee. Employee contributions in calendar 1997 could not exceed $ 9,500. In addition, contributions of "highly compensated" employees (as defined in the Code) may be further limited by anti-discrimination rules governing 401(k) plans.

Employees have a 100% vested interest in their contributions to the 401(k) Plan and the earnings thereon at all times. An employee's interest in the Company's matching discretionary contributions and the earnings thereon vest at a rate of 33.33% per year for each year of the employee's service after 1986, except that such interest will be fully vested as the result of the disability, death or retirement of the employee or the termination of the Plan. All contributions are held by a trustee under a written trust agreement. Participants may direct the investment of their accounts among certain specified alternatives. Such alternatives do not include an investment in the Company's Common Stock.

CHIEF EXECUTIVE OFFICER COMPENSATION

The Company's policy is to compensate its officers, including the Chief Executive Officer, with salary commensurate with the base compensation paid by competitive employers, supplemented by compensation in recognition of performance. Dr. Hwang was named Chief Executive Officer effective October 1976. He is entitled to a salary at an annual rate of $200,000 which, in fiscal 1990, he agreed to temporarily reduce by 30%. Dr. Hwang's base salary in fiscal 1997, therefore, was set at $140,000 which was the same as the previous years. He is also entitled to participate in the Management Bonus Plan. Dr. Hwang did not receive a bonus under the annual bonus plan and was awarded no stock options during the fiscal year ended October 31, 1997. The Board based this compensation package on an assessment of various factors related to the Company's profitability and cash position. As in previous years, in making its compensation decisions the Board also took into consideration executive compensation information from other companies in the industry, including industry surveys, publicly available information and reports from compensation consulting firms. The Board has approved no change in base salary for Dr. Hwang for fiscal 1998.

                                       Board of Directors

                                       K. Philip Hwang
                                       Stephen S. Kahng
                                       Kristine Kim*
                                       Robert E. Larson


*Ms. Kim was a member of the Board of Directors throughout the fiscal year ended October 31, 1997, but resigned in February 1998.

EXECUTIVE COMPENSATION

The following table shows executive compensation paid or accrued by the Company for services rendered to the Company or its subsidiaries in all capacities during the three fiscal years ended October 31, 1997, to the Company's Chief Executive Officer and each of the Company's other Executive Officers (the "Named Executive Officers") whose total annual salary and bonus exceeded $100,000 in the fiscal year ended October 31, 1997.

                                           ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                                           -------------------                       ----------------------
                                                            OTHER ANNUAL                      OPTIONS/                     OTHER
                                                             COMPENSATION      RESTRICTED        SARS         LTIP         COMPEN-
 NAME AND PRINCIPAL POSITION        YEAR     SALARY($)           ($)             STOCK        (SHARES)      PAYOUTS       SATION
 ---------------------------        ----     ---------       ------------     ----------      --------      -------       ------
 K. Philip Hwang                    1997      140,000             0                0              0            0             0
   Chief Executive Officer          1996      140,000             0                0              0            0             0
                                    1995      140,000             0                0              0            0             0
 Kristine Kim                       1997      128,000             0                0              0            0             0
                                    1996      124,000             0                0              0            0             0
                                    1995       71,000             0                0              0            0             0


OTHER COMPENSATION

STOCK OPTION GRANTS IN LAST FISCAL YEAR

The following table provides information with respect to options granted in the Last Fiscal Year to the Named Executive Officers.


                                INDIVIDUAL GRANTS
                                -----------------
                                             % OF TOTAL                                           POTENTIAL REALIZABLE VALUE
                           NUMBER OF           OPTIONS                                            AT ASSUMED ANNUAL RATES OF
                           SECURITIES         GRANTED TO                                         STOCK PRICE APPRECIATION FOR
                           UNDERLYING         EMPLOYEES        EXERCISE                                  OPTION TERM
                            OPTIONS           IN FISCAL         PRICE         EXPIRATION       -------------------------------
 NAME                       GRANTED              YEAR           ($/SH)            DATE            5% ($)             10% ($)
 ----                      -----------        ---------        --------       ----------        ----------         -----------
 K. Philip Hwang               -                  -                -              -                 -                    -
 Kristine Kim                  -                  -                -              -                 -                    -

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table provides information with respect to option exercises in the Last Fiscal Year by the Named Executive Officers and the value of their unexercised options at Fiscal Year End.

                                                                 NUMBER OF SECURITIES
                                                                      UNDERLYING
                                                                  UNEXERCISED OPTIONS                 VALUE OF UNEXERCISED
                            SHARES                                  AT FISCAL YEAR                  IN-THE-MONEY OPTIONS AT
                           ACQUIRED            VALUE                  END (#) (2)                 FISCAL YEAR END ($) (2) (3)
                              ON             REALIZED                 -----------                 --------------------------
 NAME                    EXERCISE (#)        ($) (1)           VESTED          UNVESTED           VESTED             UNVESTED
 ----                    ------------        --------          ------          --------           ------             --------
 K. Philip Hwang               -                 -                -                -                 -                   -
 Kristine Kim               70,000              .88            50,000           75,000             26,000              33,000
                            20,000              .91               -                -                 -                   -



(1)  Market value of the shares on date of exercise, less the exercise price.

(2) All options are immediately exercisable, but shares issued upon exercise are subject to vesting restrictions. Accordingly, there were no unexercisable options outstanding at fiscal year end.

(3) Value is based on fair market value of the Company's common stock of $0.84375 per share on October 31, 1997 (the last trading day of the last fiscal year), less the exercise price.


LONG TERM INCENTIVE PLAN AWARDS: No long term incentive awards were made by the Company during fiscal 1997. Accordingly, a table setting forth such awards has not been included.


EMPLOYEE BENEFIT PLANS

     TELEVIDEO, INC. 1991 INCENTIVE STOCK OPTION PLAN

On November 12, 1991, the Board adopted the TeleVideo, Inc. 1991 Incentive Stock Option Plan (the "1991 ISO Plan"), which was approved by the stockholders of the Company at the 1992 Annual Meeting. This plan authorizes 4,000,000 shares of Common Stock for options to be granted to employees of the Company including officers. Options granted under the 1991 ISO Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code). Options are approved by the Board, which acts as the Plan Administrator. All options are granted at an exercise price at least equal to 100% of the fair market value on the date of grant (110% for persons who own at least 10% of the Company's outstanding Common Stock).

     CASH PROFIT SHARING PLAN

Effective May 1984, the Board approved a Cash Profit Sharing Plan for employees (other than Executive Officers, Directors, and sales persons covered by the sales incentive plan) that provides for semi-annual cash payments to eligible employees who complete six months of service with the Company. The cash payment is determined by a formula based upon the Company's contribution of a percentage of the after-tax profits of the Company and the ratio that each eligible employee's compensation bears to the eligible compensation of all employees in the plan. For fiscal year 1997, no amount was paid under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the two fiscal years ended October 31, 1997, there were no Company transactions exceeding $60,000 in which any Director or Executive Officer, Director nominee, principal stockholder or member of any such person's immediate family had a direct or indirect material interest. Similarly, there are no such proposed transactions pending.


STOCK PERFORMANCE GRAPH

The following graph compares the cumulative stockholder returns on the Company's Common Stock, the Standard & Poor's 500 and the S & P High Tech Composite Indexes. The graph covers the five-year period from December 31, 1992 through December 31, 1997, and assumes a $100 investment made on December 31, 1992.
Each of the three measures of cumulative total return assumes reinvestment of dividends. The stock performance shown on the graph below is not necessarily indicative of future performance.


                                   [GRAPH]

                      12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
Televideo, Inc.            100       100        92       192       142      178

Standard & Poor's 500      100       107       106       140       160      191

S & P High Tech Composite  100       120       136       176       220       246

                                   PROPOSAL NO. 2

    AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE
                                    STOCK SPLIT


TeleVideo's Common Stock is quoted on the Nasdaq National Market. On February 19, 1998, the closing sale price was $0.59375.

On August 22, 1997, the Securities and Exchange Commission approved certain changes in the listing and maintenance requirements that had been requested by The Nasdaq Stock Market for securities listed, or to be listed, on the Nasdaq National Market and the Nasdaq SmallCap Market. These changes in listing and maintenance requirements are intended to make it more difficult for companies to be approved for listing and to maintain their listing on Nasdaq, with the intent that the more stringent requirements will assist Nasdaq in assuring a high quality level of listed companies and greater protection for investors who purchase securities quoted on Nasdaq.

Both the old and the new maintenance requirements for National Market listed companies include a requirement that TeleVideo must maintain a $1.00 stock price. The recent change in maintenance requirements, however, deleted the alternative of having a market value of the public float of $3 million and $4 million in net tangible assets, in the event the stock price was below $1.00.

TeleVideo's Common Stock did not close at or above $1.00 continuously for more than one month in 1997 or 1996. However, TeleVideo has historically been able to maintain its National Market listing by relying on the public float and net tangible assets alternative to the $1.00 stock price requirement. That option is no longer available to the Company.

Management of TeleVideo believes that it is in the best interests of the Company and its stockholders that the Common Stock continue to be included on the Nasdaq National Market. This market has a widespread following and includes numerous companies of high quality. Management believes this is the best market for the Company's stock. In order to increase the stock price of the Common Stock to a level that will make it likely that TeleVideo will be able to maintain its National Market listing, the Board of Directors has delegated to management the authority to effect a reverse split of the outstanding Common Stock in the range of between 1-for-3 and 1-for-5. Management has determined, based on recent trading activity, to effect a reverse stock split of 1-for-4.

A reverse stock split of the outstanding Common Stock will have the effect of reducing the number of shares owned by each stockholder, while proportionately increasing the per share price. By way of example, assuming a 1-for-4 reverse stock split, a stockholder who owned 400 shares (at a price of $0.72) prior to the combination would own 100 shares (at $2.88 per share) immediately upon completion of the reverse split. Accordingly, each stockholder's proportionate share ownership in the Company remains undiluted by the reverse stock split. However, TeleVideo can give no assurance that, upon completion of the reverse stock split, the adjusted stock price will not drift down immediately or shortly thereafter. It is not unusual to see some downward movement in a stock's price following a reverse stock split. TeleVideo nevertheless believes that the reverse stock split is an appropriate action that will assist the Company in protecting its listing on the National Market.

While the proposed amendment to the Restated Certificate of Incorporation will have the effect of reducing the number of outstanding shares, the number of authorized shares of Common Stock will remain at 75,000,000. Therefore, the amendment will make available a substantial number of additional shares for issuance in the future, without the need for further stockholder action. The Company does not have any current plans to issue such newly available shares, but could decide to do so in the future.

STOCK CERTIFICATES AND FRACTIONAL SHARES

The reverse stock split will automatically occur upon the filing of the Certificate of Amendment with the Delaware Secretary of State. No further action is required by the stockholders. However, following consummation of the reverse stock split, anticipated to be effected on or about April 22, 1998 (or as soon thereafter as practicable, as determined by management of the Company), TeleVideo's Transfer Agent, American Stock Transfer & Trust Company, will send to each stockholder of record on the effective date of the reverse stock split information regarding replacement of the old stock certificates with stock certificates that state the number of shares on a post-reverse stock split basis.

TeleVideo will not issue fractional shares resulting from the reverse stock split. In lieu of fractional shares, TeleVideo will pay in cash the fair market value of the fractional share, based upon the closing sale price of the Company's Common Stock on the last trading day immediately preceding the effective date of the reverse stock split.

REQUIRED VOTE

To effect the reverse stock split, TeleVideo is required to amend its Restated Certificate of Incorporation, as currently amended. The affirmative vote of a majority of the outstanding shares entitled to vote thereon is required to approve such an amendment.

The Board of Directors recommends a vote FOR the approval of the amendment to the Company's Restated Certificate of Incorporation in order to effect a 1-for-4 reverse stock split of the outstanding Common Stock. A copy of the proposed amendment is attached hereto as Appendix A. Approval of the amendment will also grant to management the authority to make any changes to the form or content of the amendment, if any, required by the Secretary of State of Delaware in order for such amendment to be accepted for filing.

                                   PROPOSAL NO. 3

                             RATIFICATION OF SELECTION
                         OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors has selected Grant Thornton LLP as the Company's independent auditors for the fiscal year ending October 31, 1998 and has further directed that management subject the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton LLP has audited the Company's financial statements since 1991. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Grant Thornton LLP as the Company's independent auditors is not required by the Company's By-laws or otherwise. However, the Board is submitting the selection of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the directors determine that such a change would be in the best interests of the Company and its stockholders.

REQUIRED VOTE

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Grant Thornton LLP.

The Board of Directors recommends a vote FOR the ratification of the appointment of Grant Thornton LLP as the Company's independent auditors for the fiscal year ending October 31, 1998.

                               REPORT TO STOCKHOLDERS

The Company's Annual Report to Stockholders for fiscal year 1997, which contains the Consolidated Financial Statements and Management's Discussion and Analysis of Financial Condition and Results of Operations, is being mailed with this Proxy Statement to stockholders entitled to notice of the Annual Meeting.

                   DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's Annual Meeting to be held in 1999 must be received by the Company no later than November 18, 1998, in order for them to be considered for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting. It is recommended that stockholders submitting proposals direct them to the Secretary of the Company and use "certified mail, return receipt requested" in order to provide proof of timely receipt. No such proposals were received with respect to the Annual Meeting scheduled for April 21, 1998.

                                   OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. However, if any other matters are properly presented to the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.


                                   By Order of the Board of Directors


                                   Ken Chong
                                   Vice President and Chief Financial Officer


The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy in the accompanying envelope. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Stockholders who attend the meeting may vote their shares personally even though they have sent in their proxies, if they revoke their proxies at or before a vote is taken.

March 17, 1998

                                    FORM OF
                           CERTIFICATE OF AMENDMENT
                                      OF
                      RESTATED CERTIFICATE OF INCORPORATION


TeleVideo, Inc. a corporation organized and existing under and by virtues of the General Corporation Law of the State of Delaware:

    DOES HEREBY CERTIFY:

    FIRST:   That by unanimous written consent of the Board of Directors, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and declaring that the matter should be brought before the stockholders for consideration at its next annual meeting of the stockholders or otherwise brought before the stockholders for consideration. The resolution setting forth the proposed amendment is as follows:

             RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of the Article thereof numbered "4" so that, as amended, said first paragraph of such Article shall be and read as follows:

             The total number of shares of stock of all classes which the Corporation has authority to issue is 78,000,000 shares, consisting of 75,000,000 shares of Common Stock with a par value of $0.01 per share, and 3,000,000 shares of Preferred Stock with a par value of $0.01 per share. Upon the amendment of this article to read as herein set forth, each four shares of Common Stock outstanding shall be combined and converted into one share of Common Stock. In lieu of fractional shares, the Company shall pay in cash the fair market value of any fractional shares based on the last sale price on the last trading day preceding the date of this amendment.

    SECOND: That thereafter, pursuant to resolution of its Board of Directors, the corporation's Annual Meeting of Stockholders was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

    THIRD:   That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.




                                 Appendix A-1

    IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Ken Ho Chong, its authorized officer, this ____ day of April, 1998, and such amendment is effective on the date of filing in the Office of the Delaware Secretary of State.



                                                  /s/ Ken Ho Chong
                                                  ----------------------------
                                                  Ken Ho Chong
                                                  VICE PRESIDENT AND CHIEF OF
                                                    FINANCIAL OFFICER



Attest:



/s/ Kathy K. Cleveland
--------------------------
Kathy K. Cleveland
Secretary













                                  Appendix A-2

                                 TELEVIDEO, INC.
                   2345 HARRIS WAY, SAN JOSE, CALIFORNIA 95131

                 PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE
                        ANNUAL MEETING OF STOCKHOLDERS
                                APRIL 21, 1998

KATHY CLEVELAND and SHERRI CHONG KIM, or each of them, each with the power of substitution and revocation, are hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, and to vote the TeleVideo, Inc. Common Stock of the undersigned at the 1998 Annual Meeting of Stockholders of TeleVideo, Inc., which is being held at Sheraton San Jose Hotel, 1801 Barber Lane, Milpitas, California 95035, on Tuesday, April 21, 1998, at 9:30 a.m. California time, and at any postponements or adjournments of that meeting, as set forth below, and, in their discretion, upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE
             VOTED FOR THE ELECTION OF THE NOMINEES NAME AND
                  FOR PROPOSALS 2 AND 3 SPECIFIED HEREIN.

               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED
BELOW:


1. Election of Directors
      / / FOR all nominees listed below     / / WITHHOLD AUTHORITY
      (except as marked below)  to vote for all nominees listed below
         K. PHILIP HWANG, PHILLIP ANNEN, WOO K. KIM, ROBERT E. LARSON

      To elect directors to serve for the ensuing year and until their successors are elected.

(INSTRUCTION: To withhold authority to vote for any nominee, write that nominee's name below:)

---------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING PROPOSALS:
2. To approve the amendment of the Company's Restated Certificate of Incorporation to effect a 4:1 Reverse Stock Split of the Company's outstanding common stock.

        / / FOR             / / AGAINST        / / ABSTAIN

3. To ratify the selection of Grant Thornton LLP as the independent public accountant of TeleVideo, Inc. for the 1998 fiscal year.

        / / FOR             / / AGAINST        / / ABSTAIN

4. In their discretion with respect to any other matters that may properly come before the meeting or any adjournment thereof.

Signature(s) _______________________   Dated: ____________, 1998

If shares are issued in the names of two or more persons, each of you should sign the proxy. If the proxy is executed by a corporation, it should be signed in the corporate name by an authorized officer. When signing as attorney, executor, administrator, trustee, or guardian, or in any representative capacity, give full title as such.